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                                                                     Exhibit 5.1

                            [TOMB & TOMB LETTERHEAD]

                                 January 5, 2004

First Commonwealth Financial Corporation
Old Courthouse Square
22 North Sixth Street
Indiana, Pennsylvania 15701

Re:      First Commonwealth Financial Corporation Registration Statement on
         Form S-8

Ladies and Gentlemen:

         We have represented First Commonwealth Financial Corporation ("FCFC") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") registering shares (the "Shares") of FCFC's common stock, $1.00 par value, under the Securities Act of 1933, as amended (the "Act"), to be issued pursuant to the Pittsburgh Financial Corp. Stock Option Plan and the Pittsburgh Financial Corp. 2000 Stock Option Plan (collectively, the "Plans") upon the exercise of stock options issued thereunder and assumed by FCFC pursuant to the Agreement and Plan of Merger dated as of August 8, 2003 among FCFC, First Commonwealth Bank, Pittsburgh Financial Corp. and Pittsburgh Savings Bank.

         In connection with this opinion, we have reviewed (a) the Registration Statement, (b) the Plans and (c) such other documents as we have deemed necessary to form the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to various questions of fact material to such opinion, we are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of FCFC and such other instruments, certificates and representations of public officials, officers and representatives of FCFC as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

         Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the Shares to be issued pursuant to the Plans, when issued and sold pursuant to the Plans and upon receipt of the consideration required thereby, will be validly issued, fully paid and non-assessable.

         We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectuses of the Plans and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of the Act.

                                                     Sincerely,

                                                     /s/ David R. Tomb, Jr.